SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2004

Weight Loss Forever International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-28733 (Commission File Number)	88-0430607 (I.R.S. Employer Identification No.)

120 International Parkway, Suite 120 Heathrow, FL 32746 (Address of principal executive offices) (zip code)

(407) 333-8998 (Registrant's telephone number, including area code)

300 International Parkway Heathrow, FL 32746 (Former name or former address, if changed since last report.)

Item 5.       Other Events

Issuance of Common Stock upon Exercise of Warrants

On March 11, 2004, we issued a press release announcing the cancellation of options to acquire approximately 3.5 million shares of our common stock. Subsequent to March 11, 2004, a dispute arose between us and the holder of the warrants, and on April 28, 2004, in order to avoid the cost and time associated with the dispute, our Board of Directors agreed to re-instate the warrants, extend the expiration date for their exercise to December 31, 2004, and allow for cashless exercise by the holder, in exchange for the holder’s immediate exercise of the warrants. As a result of the cashless exercise, we approved the issuance of 3,043,012 shares of our common stock.

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Weight Loss Forever International, Inc.,
                                    a Nevada corporation

Dated: April 28, 2004		/s/ John Martin

	By:	John Martin
President

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